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                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

The Board of Directors and Stockholders
Playtex Products, Inc.

We consent to the use of our reports included herein or incorporated herein by reference and to the reference to our firm under the headings, "Summary Historical and Pro Forma Consolidated Financial Data", "Selected Historical Consolidated Financial Data" and "Experts" in the prospectus.

                                          /s/ KPMG Peat Marwick LLP
                                          KPMG Peat Marwick LLP

Stamford, Connecticut
April 15, 1998